UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	February 18, 2026

INDIANA MICHIGAN POWER COMPANY
(Exact Name of Registrant as Specified in Its Charter)

Indiana	1-3570	35-0410455
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer Identification
Incorporation)		No.)

1 Riverside Plaza,	Columbus,	OH	43215
(Address of Principal Executive Offices)			(Zip Code)

(Registrant's Telephone Number, Including Area Code)	(614)	716-1000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

□

Item 8.01.    Other Events

On February 18, 2026, Indiana Michigan Power Company (the “Company”) entered into an Underwriting Agreement with BMO Capital Markets Corp., CIBC World Markets Corp., SMBC Nikko Securities America, Inc. and TD Securities (USA) LLC as representatives of the underwriters named therein (collectively, the “Underwriters”), relating to the offering and sale by the Company of $650,000,000 of its 5.60% Senior Notes, Series Q, due 2056 (the “Notes”).

Item 9.01.    Financial Statements and Exhibits

(c)    Exhibits

1(a)	Underwriting Agreement, dated February 18, 2026 between the Company and the Underwriters named in Exhibit 1 thereto, in connection with the sale of the Notes.

4(a)	Company Order and Officers' Certificate, between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee, dated February 20, 2026, establishing the terms of the Notes.

4(b)	Form of the Notes (included in Exhibit 4(a) hereto).

5(a)	Opinion of Ryan F. Aguiar regarding the legality of the Notes.

104	Cover Page Interactive Data File - The cover page iXBRL tags are embedded within the inline XBRL document.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

INDIANA MICHIGAN POWER COMPANY

By: /s/ David C. House
Name: David C. House
Title: Assistant Secretary

February 20, 2026